UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008 and November 24, 2008

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01 and Item 8.01 Completion of Business Acquisition and Other Events.

On November 12, 2008, Ebix, Inc. (“Ebix”) filed a Form 8-K under Item 2.01 regarding its binding agreement to acquire ConfirmNet Corporation (“ConfirmNet”), and on December 1, 2008, Ebix filed an 8-K/A under Item 2.01 regarding the completion the closing of its acquisition of ConfirmNet. Both filings were inadvertently filed under Item 2.01 and should have been filed under Item 8.01 instead, as the acquisition of ConfirmNet did not meet the criteria for “the acquisition of a significant amount of assets” as measured by Instruction 4 to Item 2.01 of Form 8-K. As the acquisition of ConfirmNet did not meet the significance test for Item 2.01, Ebix appropriately did not file the subsequent Item 9.01 financial information required in a Form 8-K/A filing for Item 2.01 acquisitions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

December 2, 2009